UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 19, 2015

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

001-15147

(Commission File Number)

OHIO	34-1897652
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25435 Harvard Road

Beachwood, Ohio 44122

(Address of principal executive offices and zip code)

(216) 682-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 19, 2015, OMNOVA Solutions Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Hilco, Inc., James A. Mitarotonda, Joseph M. Gingo, and Joseph R. Gromek (collectively, “Barington”). Pursuant to the terms of the Agreement, the Company will expand the size of its Board of Directors (the “Board”) to eleven members effective at its 2015 annual meeting of shareholders (the “2015 Annual Meeting”). In addition, the Board will nominate two new proposed Barington nominees, James A. Mitarotonda and Joseph M. Gingo, one new proposed Company nominee, Janet P. Giesselman, and three continuing director nominees for election to the Board at the 2015 Annual Meeting.

The Agreement also includes, among other provisions, certain customary standstill and voting commitments by Barington and its controlled affiliates. The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On February 20, 2015, the Company and Barington Capital Group, L.P. issued a joint press release announcing, among other things, the entry by the Company into the Agreement and the addition of Ms. Giesselman, Mr. Gingo and Mr. Mitarotonda to its slate of nominees for election at the 2015 Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit Number	Description

10.1	Agreement dated February 19, 2015, between and among OMNOVA Solutions Inc., Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Hilco, Inc., James A. Mitarotonda, Joseph M. Gingo, and Joseph R. Gromek.

99.1	Joint Press Release.

Additional Information

In connection with the 2015 Annual Meeting, the Company will file a proxy statement and other documents regarding the 2015 Annual Meeting with the SEC and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2015 Annual Meeting. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to shareholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.omnova.com, or by written request to 25435 Harvard Road, Beachwood, Ohio 44122, Attention: Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2015 Annual Meeting. Information concerning the Company’s participants is set forth in its proxy statement, dated February 6, 2014, for its 2014 Annual Meeting of Shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2015 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMNOVA Solutions Inc.

Date: February 20, 2015

/s/ James C. LeMay
	By:	James C. LeMay
Senior Vice President, Corporate Development; General Counsel